NEWS RELEASE For More Information: Frank B. O’Neil, IRC Sr. Vice President, Corporate Communications & Investor Relations 800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Announces Special and Regular Dividends Totaling $5.00 per Share
BIRMINGHAM, AL – (PRNewswire) – November 29, 2017 – The ProAssurance Corporation (NYSE: PRA) Board of Directors today declared a special dividend of $4.69 per share and a regular dividend of $0.31 per share. Both will be paid on January 10, 2018 to shareholders who own our stock as of December 21, 2017.
“The special dividend declared today underscores our unwavering commitment to both effective capital management and disciplined underwriting. While our preference would be to deploy capital in a prudent manner in our business, current market conditions limit our ability to write profitable business. Thus, we believe this special dividend balances the best interests of our shareholders with the flexibility to deploy our remaining capital effectively when the right business opportunities arise,” said W. Stancil Starnes, our Chairman and Chief Executive Officer.
Including the dividends declared today, ProAssurance will have returned approximately $2.0 billion to shareholders in the past eleven years through a combination of share repurchase and regular and special dividends. During that time we have also successfully deployed approximately $750 million in strategic acquisitions to position the company for the future. We have accomplished this while increasing shareholders’ equity from $1.3 billion to $1.9 billion, all while building a balance sheet that provides unquestioned financial security for our insureds.
Our dividend policy anticipates a total annual regular dividend of $1.24 per share, to be paid in equal quarterly installments. That policy also considers the irregular payment of special dividends, which may or may not occur in the future. Any decision to pay future cash dividends, either regular or special, will be subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations and other factors deemed relevant by the Board.
Today our Board also set May 23, 2018 as the date of the 2018 Annual Meeting of Shareholders to be held at our headquarters in Birmingham, Alabama. The record date for the meeting is March 23, 2018.
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. The company is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past eleven years. ProAssurance Group is rated “A+” (Superior) by A.M. Best; ProAssurance and its operating subsidiaries are rated “A” (Strong) by Fitch Ratings. For the latest on ProAssurance and its industry leading suite of products and services, cutting edge risk management and practice enhancement programs, follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.
Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. There are a number of risk factors that may cause outcomes that differ from our expectations or projections. These are described in detail in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”
#####

Page: 1